UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) May 17, 2010 (May 13, 2010)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Build-A-Bear Workshop, Inc. (the “Company”) held its annual meeting of stockholders on May 13, 2010. The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal I. Election of Directors

The following two directors were nominated to serve for three-year terms expiring at the 2013 annual meeting of stockholders or until their successors are duly elected and qualified. The two directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
James M. Gould	10,729,072	4,567,580	3,075,639
Mary Lou Fiala	10,731,710	4,564,942	3,075,639

Proposal II. Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
17,325,818	1,042,826	3,647	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: May 17, 2010	By:	/s/ Tina Klocke
		Name:	Tina Klocke
		Title:	Chief Operations and Financial Bear, Secretary and Treasurer

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